Exhibit (n)(1)

AMENDED AND RESTATED
MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
FOR
HSBC FUNDS

     WHEREAS, HSBC Funds, a Massachusetts business trust (the “Trust”), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

     WHEREAS, shares of beneficial interest of the Trust are currently divided into multiple separate series, including the HSBC U.S. Government Money Market Fund, HSBC Prime Money Market Fund, HSBC U.S. Treasury Money Market Fund, and U.S. Treasury Obligations Money Market Fund (collectively, the “Money Market Funds”), Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund and Income Strategy Fund, HSBC Growth Fund, HSBC Opportunity Fund, HSBC Emerging Markets Debt Fund, HSBC Emerging Markets Local Debt Fund, HSBC Frontier Markets Fund, HSBC RMB Currency Fund, HSBC RMB Fixed Income Fund, HSBC Total Return Fund, HSBC Risk Managed Fund, HSBC Emerging Markets Equity Fund, HSBC Short Duration Fund, HSBC BRIC Equity Fund, HSBC China Equity Fund and HSBC India Equity Fund (each, a “Fund” and collectively, the “Funds”).

     WHEREAS, the Trust desires to adopt, on behalf of each of the Funds, an Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 under the 1940 Act (the “Plan”) with respect to each of the Funds;

     NOW, THEREFORE, the Trust hereby adopts, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the 1940 Act on the following terms and conditions:

     1. Features of the Classes. Each of the Money Market Funds issues its shares of beneficial interest in seven classes: “Class A Shares,” “Class B Shares,” “Class C Shares,” “Class D Shares,” “Class Y Shares,” “Class I Shares” and “Class E Shares.” Each of the Growth Fund and Short Duration Fund issues its shares of beneficial interest in four classes: “Class A Shares,” “Class B Shares,” “Class C Shares,” and “Class I Shares.” Each of the HSBC Opportunity Fund, Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund and Income Strategy Fund issues its shares of beneficial interest in three classes: “Class A Shares,” “Class B Shares,” and “Class C Shares.” Each of the HSBC Emerging Markets Debt Fund, HSBC Emerging Markets Local Debt Fund, HSBC RMB Fixed Income Fund and HSBC Total Return Fund issues its shares of beneficial interest in three classes: “Class A Shares,” “Class I Shares” and “Class S Shares.” Each of the HSBC Frontier Markets Fund, HSBC RMB Currency Fund, HSBC Risk Managed Fund, HSBC Emerging Markets Equity Fund, HSBC BRIC Equity Fund, HSBC China Equity Fund and HSBC India Equity Fund issues its shares of beneficial interest in two classes: “Class A Shares” and “Class I Shares.” The Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 5 below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C, Class D, Class Y, Class I, Class E and Class S shares shall have the features described in Sections 2, 3 and 5 below.

     2. Sales Charge Structure.

          (a) Class A Shares. Class A shares of a Fund (except the Money Market Funds) shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in each Fund’s current prospectus or prospectus supplement and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Trustees. Class A shareholders of a Fund on December 31, 1997 shall be exempt from such sales charge. Class A shares of each Money Market Fund shall be offered at net asset value without the imposition of a front-end sales charge. Class A shares shall not be subject to a contingent deferred sales charge except that such a charge may be imposed in such cases as the Board may approve and as is disclosed in a Fund’s current prospectus or supplement thereto.

          (b) Class B Shares. Class B shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in each Fund’s current prospectus or prospectus supplement shall be imposed on Class B shares subject to such waivers or reductions as are determined or approved by the Board of Trustees.

          (c) Class C Shares. Class C shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in each Fund’s current prospectus or prospectus supplement shall be imposed on Class C shares subject to such waivers or reductions as are determined or approved by the Board of Trustees.

          (d) Class D Shares. Class D shares of a Money Market Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. Class D shares shall not be subject to a contingent deferred sales charge except that such a charge may be imposed in such cases as the Board may approve and as is disclosed in a Fund’s current prospectus or supplement thereto.

          (e) Class Y Shares. Class Y shares of a Money Market Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

          (f) Class I Shares. Class I shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

          (g) Class E Shares. Class E shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

          (h) Class S Shares. Class S shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

     3. Distribution and Shareholder Services Plans.

          (a) Class A Shares. Class A shares of each Fund shall be subject to the terms of the Amended and Restated Master Distribution Plan Pursuant to Rule 12b-1 for Class A Shares (“Distribution Plan”) previously adopted by the Board pursuant to Rule 12b-1 under the 1940 Act, and the Shareholder Services Plan previously adopted by the Board for the existing shares of each of the Funds, as such Plans may be amended from time to time in accordance with the terms thereof and, in the case of the Distribution Plan, Rule 12b-1 under the 1940 Act. As of the date hereof, the Distribution Plan authorizes payment to the Distributor of a monthly fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class A shares for distribution services or service activities (each as defined in paragraph (h), below), as designated by the Distributor, and the Shareholder Services Plan authorizes payment of shareholder services fees of 0.25% of the average daily net assets of the Fund’s Class A shares. Effective April 1, 1999 or such earlier or later date as the Money Market Funds’ Class D shares may first be issued, the Shareholder Services Plan shall authorize payment of a shareholder services fee of up to 0.60% of the average daily net assets of a Money Market Fund’s Class A shares.

          (b) Class B Shares. Class B shares of each Fund shall be subject to the terms of the Amended and Restated Master Distribution Plan Pursuant to Rule 12b-1 for Class B Shares (“Distribution Plan”) previously adopted by the Board pursuant to Rule 12b-1 under the 1940 Act, and the Shareholder Services Plan previously adopted by the Board for the existing shares of each of the Funds, as such Plans may be amended from time to time in accordance with the terms thereof and, in the case of the Distribution Plan, Rule 12b-1 under the 1940 Act. As of the date hereof, the Distribution Plan authorizes payment to the Distributor of a monthly fee at an annual rate of up to 1.00% of the average daily net assets of the Fund’s Class B shares for distribution services or service activities (each as defined in paragraph (h), below), as designated by the Distributor, and the Shareholder Services Plan authorizes payment of shareholder services fees of 0.25% of the average daily net assets of the Fund’s Class B shares.

          (c) Class C Shares. Class C shares of each Fund shall be subject to the terms of the Amended and Restated Master Distribution Plan Pursuant to Rule 12b-1 for Class C Shares (“Distribution Plan”) previously adopted by the Board pursuant to Rule 12b-1 under the 1940 Act, and the Shareholder Services Plan previously adopted by the Board for the existing shares of each of the Funds, as such Plans may be amended from time to time in accordance with the terms thereof and, in the case of the Distribution Plan, Rule 12b-1 under the 1940 Act. As of the date hereof, the Distribution Plan authorizes payment to the Distributor of a monthly fee at an annual rate of up to 1.00% of the average daily net assets of the Fund’s Class C shares for distribution services or service activities (each as defined in paragraph (h), below), as designated by the Distributor, and the Shareholder Services Plan authorizes payment of shareholder services fees of 0.25% of the average daily net assets of the Fund’s Class C shares.

          (d) Class D Shares. Class D shares of each Fund shall be subject to the terms of the Amended and Restated Master Distribution Plan Pursuant to Rule 12b-1 for Class D shares (“Distribution Plan”) previously adopted by the Board pursuant to Rule 12b-1 under the 1940 Act, and the Shareholder Services Plan previously adopted by the Board for the existing shares of each of the Funds, as such Plans may be amended from time to time in accordance with the terms thereof and, in the case of the Distribution Plan, Rule 12b-1 under the 1940 Act. As of the date hereof, the Distribution Plan authorizes payment to the Distributor of a monthly fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class A shares for distribution services or service activities (each as defined in paragraph (h), below), as designated by the Distributor, and the Shareholder Services Plan authorizes payment of shareholder services fees of 0.25% of the average daily net assets of the Fund’s Class D shares.

          (e) Class Y Shares. Class Y shares of each Fund shall not be subject to the Distribution and Shareholder Services Plan.

          (f) Class I Shares. Class I shares of each Fund shall not be subject to the Distribution Plan. Class I shares of each Fund except for HSBC RMB Currency Fund shall not be subject to the Shareholder Services Plan. Class I shares of HSBC RMB Currency Fund shall be subject to the terms of the Shareholder Services Plan previously adopted by the Board for the existing shares of each of the Funds, as such Plan may be amended from time to time in accordance with the terms thereof. As of the date hereof, the Shareholder Services Plan authorizes payment of shareholder services fees of up to 0.15% of the average daily net assets of HSBC RMB Currency Fund’s respective Class I shares.

          (g) Class E Shares. Class E shares of each Fund shall be subject to the terms of the Shareholder Services Plan previously adopted by the Board for the existing shares of each of the Funds, as such Plan may be amended from time to time in accordance with the terms thereof. As of the date hereof, the Shareholder Services Plan authorizes payment of shareholder services fees of up to 0.10% of the average daily net assets of the Fund’s Class E shares.

          (h) Class S Shares. Class S shares of each Fund shall not be subject to the Distribution and Shareholder Services Plans.

          (i) Distribution Services and Service Activities.

               (i) As used herein, the term “distribution services” shall include services rendered by the Distributor of the shares of a Fund in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of the Distributor and to other broker-dealers that have entered into an agreement with respect to distribution assistance and/or shareholder services with the Distributor; compensation to and expenses of employees of the Distributor who engage in or support distribution of the Funds’ shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.

               (ii) As used herein, the term “service activities” shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and subtransfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing subaccounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the Financial Industry Regulatory Authority (“FINRA”) adopts a definition of “service fee” for purposes of Rule 2830(d) of the Conduct Rules of FINRA that differs from the definition of “service activities” hereunder, or if FINRA adopts a related definition intended to define the same concept, the definition of “service activities” in this paragraph shall be automatically amended, without further action of the Board of Trustees, to conform to such FINRA definition. Overhead and other expenses of the Distributor related to its “service activities,” including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

     4. Allocation of Income and Expenses.

          (a) General.

               (i) Money Market Funds. The Money Market Funds, which declare distributions of net investment income daily and will maintain the same net asset value per share in each class, will allocate gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) to each class on the basis of relative net assets (settled shares). “Relative net assets (settled shares),” for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Money Market Fund. Expenses to be so allocated also include expenses of the Trust that are allocated to a Fund and are not attributable to a particular Fund or class of a Fund (“Trust Expenses”) and expenses of the particular Fund that are not attributable to a particular class of the Fund (“Fund Expenses”). Trust Expenses include, but are not limited to, Trustees’ fees, insurance costs and certain legal fees. Fund Expenses include, but are not limited to, certain registration fees, advisory fees, custodial fees, and other expenses relating to the management of the Fund’s assets.

               (ii) Non-Money Market Funds. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund, other than the Money Market Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated also include expenses of the Trust that are allocated to a Fund and are not attributable to a particular Fund or class of a Fund (“Trust Expenses”) and expenses of the particular Fund that are not attributable to a particular class of the Fund (“Fund Expenses”). Trust Expenses include, but are not limited to, Trustees’ fees, insurance costs and certain legal fees. Fund Expenses include, but are not limited to, certain registration fees, advisory fees, custodial fees, and other expenses relating to the management of the Fund’s assets.

          (b) Class Expenses. Expenses attributable to a particular class (“Class Expenses”) shall be limited to: (a) payments pursuant to the Distribution Plan and Shareholder Services Plan adopted by that class; (b) transfer agent fees attributable to that class; (c) printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current shareholders of that class; (d) registration fees for shares of that class; (e) the expense of administrative personnel and services as required to support the shareholders of that class; (f) litigation or other legal expenses relating solely to that class; and (g) Trustees’ fees incurred as a result of issues relating to that class. Expenses described in (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may be allocated as Class Expenses, but only if the Trust’s President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended (“Code”).

               In the event a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.

               The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act.

          (c) Waivers or Reimbursements of Expenses. Expenses may be waived or reimbursed by any adviser or any other provider of services to a Fund or the Trust without the prior approval of the Board of Trustees.

     5. Exchange and Conversion Features. Shareholders may exchange shares of one class of a Fund for shares of an identical class of another Fund, based upon each Fund’s net asset value per share, or exchange or have their shares converted between classes of shares of a Fund in the manner and to the extent set forth in the Funds’ then current prospectus.

     No later than 6 years after purchase, Class B Shares of the Funds, except the Money Market Funds, will convert automatically to Class A Shares of such Funds. The conversion from Class B Shares to Class A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Class A Shares as he or she had of Class B Shares. The conversion occurs at the time identified in the Prospectus which shall be no later than 6 years after the beginning of the calendar month in which the Shares are purchased. As a result of the conversion, the converted Shares are relieved of the Rule 12b-1 fees borne by Class B Shares, although they are subject to the Rule 12b-1 fees borne by Class A Shares.

     No later than 6 years after purchase, Class B Shares of the Money Market Funds will convert automatically to Class A Shares or Class D Shares, depending on the shareholder’s eligibility, of such Money Market Funds. The conversion from Class B Shares to Class A Shares or Class D Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Class A Shares or Class D Shares as he or she had of Class B Shares. The conversion occurs at the time identified in the Prospectus which shall be no later than 6 years after the beginning of the calendar month in which the Shares are purchased. As a result of the conversion, the converted Shares are relieved of the Rule 12b-1 fees borne by Class B Shares, although they are subject to the Rule 12b-1 fees borne by Class A Shares or Class D Shares.

     Effective August 1, 2013, no later than 5 years after purchase, Class C Shares of the Funds, except the Money Market Funds, will convert automatically to Class A Shares of such Funds. The conversion from Class C Shares to Class A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Class A Shares as he or she had of Class C Shares. The conversion occurs at the time identified in the Prospectus which shall be no later than 5 years after the beginning of the calendar month in which the Shares are purchased. As a result of the conversion, the converted Shares are relieved of the Rule 12b-1 fees borne by Class C Shares, although they are subject to the Rule 12b-1 fees borne by Class A Shares.

     Effective August 1, 2013, no later than 5 years after purchase, Class C Shares of the Money Market Funds will convert automatically to Class A Shares or Class D Shares, depending on the shareholder’s eligibility, of such Money Market Funds. The conversion from Class C Shares to Class A Shares or Class D Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Class A Shares or Class D Shares as he or she had of Class C Shares. The conversion occurs at the time identified in the Prospectus which shall be no later than 5 years after the beginning of the calendar month in which the Shares are purchased. As a result of the conversion, the converted Shares are relieved of the Rule 12b-1 fees borne by Class C Shares, although they are subject to the Rule 12b-1 fees borne by Class A Shares or Class D Shares.

     6. Board Review.

          (a) Initial Approval. The Board of Trustees, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust or a Fund (“Independent Trustees”), at a meeting held February 2, 1999, approved the Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class and Fund individually and of the Trust. Their determination was based on their review of information furnished to them which they deemed reasonably necessary and sufficient to evaluate the Plan.

          (b) Approval of Material Amendments. The Plan may not be amended materially unless the Board of Trustees, including a majority of the Independent Trustees, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Fund individually and of the Trust. Such finding shall be based on information requested by the Board and furnished to them which the Board deems reasonably necessary to evaluate the proposed amendment.

          (c) Periodic Review. The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

     7. Effective Date.

          The Plan, having been reviewed and approved by the Board of Trustees and by a majority of the Independent Trustees shall take effect as of February 2, 1999, and amended and restated December 12, 2005 to take effect February 28, 2006, amended on March 31, 2008 to take effect March 31, 2008, amended on September 14, 2009 to take effect December 1, 2009, and amended on December 14, 2009 to take effect March 1, 2010 and amended on December 16, 2011 to take effect March 1, 2012, and amended on June 14, 2013 to take effect August 1, 2013.

     IN WITNESS WHEREOF, the Trust, on behalf of the Funds, has adopted this Multiple Class Plan as of the 2nd day of February, 1999, and as amended and restated as of the 12th day of December, 2005 to take effect February 28, 2006, and amended on March 31, 2008 to take effect March 31, 2008 and amended on September 14, 2009 to take effect December 1, 2009, and amended on December 14, 2009 to take effect March 1, 2010, and amended on December 16, 2011 to take effect March 1, 2012, and amended on June 14, 2013 to take effect August 1, 2013.

HSBC FUNDS

By:	/s/ Richard A. Fabietti
Name:	Richard A. Fabietti
Title:	President